Exhibit 3.16

Amended and Restated Bylaws
(“Bylaws”)
of

IDACORP, Inc.
(“Company”)

Boise, Idaho
Adopted to be effective as of October 29, 2014 ~~November 15, 2007~~

Article I
Office

Section 1.1. Principal Office. The Company shall maintain its principal office in Boise, Idaho.

Section 1.2. Registered Office. The Company shall maintain a registered office in the State of Idaho, as required by the Idaho Business Corporation Act (the “Act”).

Article II
Shareholders

Section 2.1. Annual Meeting of Shareholders. An annual meeting of the shareholders shall be held on the first Wednesday of May or such other time as may be designated by the Board of Directors.

Section 2.2. Special Meetings. A special meeting of the shareholders may be called at any time by the President, a majority of the Board of Directors or the Chairman of the Board. A special meeting of the shareholders also may be called by the holders of not less than twenty percent (20%) of all the shares entitled to vote on any issue proposed to be considered at the proposed special meeting if such holders sign, date and deliver to the Secretary of the Company one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held, accompanied by (a) documentary evidence that the shareholders requesting the special meeting are the holders of not less than twenty percent (20%) of all shares entitled to vote on any issue proposed to be considered at the proposed special meeting and (b) the applicable information, representations and documentation required by Section 2.9 of these Bylaws.

Upon receipt of one (1) or more written demands for such proposed special meeting by the holders of not less than twenty percent (20%) of all the shares entitled to vote on any issue proposed to be considered at the proposed special meeting, the Secretary of the Company shall be responsible for determining whether such demand or demands conform to the requirements of the Act, the ~~Restated~~Articles of Incorporation, as amended, and these Bylaws. After making an affirmative determination, the Secretary shall prepare, sign and deliver the notices required for such meeting. The shareholders' demand may suggest a time and place for the meeting but the Board of Directors shall, by resolution, determine the time and place of any such meeting.

Section 2.3. Place of Meetings. All meetings of the shareholders shall be held at the Company's principal office or at such other place as shall be designated in the notice of such meetings.

Section 2.4. Notice of Shareholders' Meeting. Written notice of the time and place of a meeting of the shareholders shall be mailed to each shareholder entitled to receive notice under the Act: (a) not less than 10 days nor more than 60 days prior to the date of an annual or special meeting of the shareholders; or (b) if applicable, within 30 days after the date on which a shareholder demand satisfying the requirements of Section 2.2 is delivered to the Secretary of the Company. Every notice of an annual or special meeting of shareholders shall be deemed duly served when the notice is deposited in the United States mail or with a private overnight courier service, with postage prepaid and addressed to the shareholder at the shareholder's address as it appears on the Company's records or if a shareholder shall have filed with the Secretary of the Company a written request that the notice be sent to some other address, then to such other address. If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if such new date, time or place is announced at the meeting before adjournment. In any event, if a new record date for the adjourned meeting is or must be determined, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

Section 2.5. Waiver of Notice. Any shareholder may waive any required notice of the time, place and purpose of any meeting of the shareholders by telegram, telecopy, confirmed facsimile or other writing, either before or after such meeting has been held. Such waiver must be signed by the shareholder entitled to the notice and be delivered to the Company for inclusion in the minutes or filing with the corporate records. The attendance of any shareholder at any shareholders' meeting shall constitute a waiver of: (a) any objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) any objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 2.6. Quorum of Shareholders. Unless the ~~Restated~~Articles of Incorporation, as amended, or the Act provide otherwise, a majority of the outstanding shares entitled to vote on a particular matter at a meeting shall constitute a quorum for purposes of action on that matter at the meeting. A share may be represented at a meeting by the record holder thereof in person or by proxy. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. Whether or not a quorum is present, the meeting may be adjourned by a majority vote of the shareholders present or represented. At any adjourned meeting where a quorum is present, any business may be transacted that could have been transacted at the meeting originally called.

Section 2.7. Record Date for Determination of Shareholders. The Board of Directors shall establish a record date for determining shareholders entitled to notice of a shareholders' meeting, to vote or to take any other action, which date shall not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders is effective for any adjournment of the meeting, unless a new record date is or must be set.

Section 2.8. Shareholders' List for Meeting. The officer or agent in charge of the stock transfer books for shares of the Company shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders' meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The list shall be made available for inspection by any shareholder, at least 10 days before the meeting for which the list was prepared and continuing through the meeting, at the Company's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Company also shall make the list available at the shareholders' meeting, and any shareholder is entitled to inspect the list at any time during the meeting or any adjournment.

Section 2.9. Transaction of Business at Shareholders' Meetings; Notice Requirements.

2.9.1. Transaction of Business at Annual Meeting. Business transacted at an annual meeting of shareholders may include all such business as may properly come before the meeting. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders: (a) pursuant to the Company's notice of meeting; (b) by or at the direction of the Board of Directors; or (c) by any shareholder who is a shareholder of record at the time of giving of notice of the meeting, who is entitled to vote at the meeting and who complies with the notice procedures and information, representations and documentation requirements set forth in this Section 2.9~~.1~~. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the Company’s notice of meeting, the foregoing clause (c) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of shareholders.

For nominations or other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice and information, representations, and documentation required by this Section 2.9 shall be personally delivered or delivered by registered or certified mail, postage prepaid, to the Secretary at the principal executive offices of the Company not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date ~~on which the Company first mailed its proxy materials for~~of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or 60 days after the anniversary date of the preceding year's annual meeting (or if no annual meeting was held in the preceding year), notice by the shareholder to be timely must be so delivered ~~no later~~not earlier than the close of business on the 150th day prior to the date of such annual meeting and not later than the close of business on the later of the 120th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 130 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. ~~Such shareholder's notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.~~

2.9.2. Transaction of Business at Special Meeting. Business transacted at a special meeting of the shareholders shall be limited to the purposes set forth in the notice of the special meeting; provided, that for any special meeting called upon demand by shareholders, the Board of Directors shall have the authority, in its discretion, to include additional items of business in such notice and cause the same to be transacted. Nominations of persons for election to the Board of Directors ~~may be made~~ at a special meeting of shareholders at which directors are to be elected may be made: (a) pursuant to the Company's notice of meeting~~: (a)~~; or (b) by or at the direction of the Board of Directors; or (~~b~~c) provided that ~~the Board of Directors has determined that the~~ directors shall be elected at such meeting, by any shareholder of the Company who is a shareholder of record at the time of giving of notice of the meeting, who is entitled to vote at the meeting and who timely complies with the notice procedures and information, representations and documentation requirements set forth in this Section 2.9~~.2~~.

In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any ~~such~~ shareholder may nominate a person or persons, as the case may be, for election to such position or positions as specified in the Company's notice of meeting, if the shareholder's notice and information, representations and documentation required by Section 2.2 and this Section 2.9~~.2~~ shall be personally delivered or delivered by registered or certified mail, postage prepaid, to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which public announcement is first made by the Company of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above.

2.9.3. Contents of Shareholder’s Notice for Annual Meeting or Special Meeting. To be in proper form, a ~~Such~~ shareholder’s notice delivered to the Secretary pursuant to Sections 2.2, 2.9.1, and 2.9.2, as applicable, of these Bylaws shall set forth and include the following:

2.9.3.1. Nominations for Director.~~: (a) as~~ As to each person whom the shareholder proposes to nominate for election or re-election as a director (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act ~~and the rules thereunder~~ (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected)~~; and~~, (b) a description of any agreement, arrangement or understanding that has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, regardless of the form of settlement, any Derivative Securities Agreement (as defined below)) that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, any such nominee with respect to the Company’s securities, and (c) a description of all agreements, arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder. The shareholder notice, to be in proper form, shall also attach a completed questionnaire (in the form provided by the Secretary of the Company upon written request by the shareholder) signed by such nominee with respect to information of the type required by the Company’s annual questionnaire for directors and officers of the Company in connection with the annual meeting of shareholders and the various reports filed with the Securities and Exchange Commission. To be eligible to be a nominee for initial election as a director of the Company at any annual or special meeting of shareholders of the Company, an individual must accompany the questionnaire with a written representation and agreement (in the form provided by the Secretary of the Company upon written request by the shareholder) that such individual:

(i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such individual, if elected as a director of the Company, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Company or (b) any Voting Commitment that could limit or interfere with such individual's ability to comply, if elected as a director of the Company, with such individual's fiduciary duties under applicable law;

(ii) is not and will not become a party to any Derivative Securities Agreement (as defined below) that has not been disclosed to the Company;

(iii) is not and will not become a party to any agreement, arrangements or understandings with any person other than the Company with respect to any direct or indirect compensation, reimbursement, indemnification or advancements in connection with any service, action or omission in his or her capacity as a director of the Company that has not been disclosed to the Company; and

(iv) in his or her individual capacity and for and on behalf of any person on whose behalf the nomination is being made, will be in compliance, if elected as a director of the Company, and will comply, with applicable laws, regulations and stock exchange rules and listing requirements, and with all applicable corporate governance, business conduct, ethics, conflict of interest, confidentiality and stock ownership and trading policies of the Company.

In addition, the Company may require any individual subject to nomination to furnish such other information as may be reasonably requested by the Company to determine the qualifications of such individual to serve as a director of the Company. A shareholder shall promptly, and in any case not later than five days after the occurrence of an applicable event or change, update and supplement such shareholder’s notice and the contents of the questionnaire and written representations and information to the extent necessary to make the information provided or required to be provided therein true, correct and complete.

2.9.3.2. Other Business. As to any other business that the shareholder proposes to bring before the meeting, (a) a brief description of the business desired to be brought before the meeting, including the text of the proposal (including the text of any resolutions or amendments proposed for consideration) and the reasons for conducting such business at the meeting, and (b) a brief description of any material interest in such business of such shareholder and such shareholder’s affiliates or associates, if any, on whose behalf the proposal is made.

2.9.3.3. Proponent Information. ~~as~~As to the shareholder giving the notice and ~~the beneficial owner~~ such shareholder's affiliates and associates, if any, on whose behalf the nomination or proposal is made~~,~~ (i) the name and address of such shareholder, as they appear on the Company's books, and of such ~~beneficial owner and~~shareholder’s affiliates and associates, if any, on whose behalf the nomination or proposal is made, (ii) the class and number of shares of the Company which are directly or indirectly owned (beneficially and of record) by such shareholder and such ~~beneficial owner~~shareholder’s affiliates and associates, (iii) a brief description of any material interest in such business of such shareholder and any affiliates or associates of such shareholder on whose behalf the proposal is made, (iv) a description of any agreement, arrangement or understanding that has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, regardless of the form of settlement, any Derivative Securities Agreement (as defined below)) that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or any of such shareholder’s affiliates or associates with respect to the Company’s securities, (v) any other information with respect to such business, the shareholder, the shareholder’s affiliates, and the shareholder’s associates that would be required to be included in a proxy statement subject to Regulation 14A under the Exchange Act, if such business were being proposed by the Board of Directors of the Company, (vi) a statement whether each such shareholder or any affiliate or associate of such shareholder intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the minimum number of votes required under applicable law to carry the proposal or to elect the director; and (vii) a consent executed by the shareholder and such shareholder’s affiliates and associates, if any, to the public disclosure by the Company of the information furnished by the shareholder to the Company.

2.9.~~3~~4. General. Only such persons who are nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible to serve as directors, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.9 and, in the case of a special meeting, Section 2.2. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.9 and Section 2.2 and, if any proposed nomination or business is not in compliance with this Section 2.9 and Section 2.2, to declare that such defective proposal or nomination shall be disregarded, unless otherwise provided by any applicable law. If the shareholder (or a qualified and authorized representative of the shareholder) does not appear at the annual or special meeting of shareholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company.

For purposes of this Section 2.9, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

For purposes of this Section 2.9, a “Derivative Securities Agreement” shall mean any direct or indirect:

(a) transaction or series of transactions, instrument, contract, agreement, arrangement, understanding or relationship with respect to any right, option, warrant, convertible or exchangeable security, swap agreement, stock appreciation right or right similar to any of the foregoing, whether or not presently exercisable, with an exercise, conversion or exchange privilege, or settlement payment or mechanism, related to any security of the Company, or similar instrument, which gives such person (or any of such person's affiliates or associates) the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined in whole or in part by reference to the price or value of any security of the Company;

(b) transaction or series of transactions, agreement, arrangement, understanding, proxy or relationship that included or includes an opportunity for such person (or such person's affiliates or associates), directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Company, to receive or share in the receipt of dividends payable on any security of the Company separate or separable from the underlying shares, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Company or to increase or decrease the number of securities of the Company which such person (or such person's affiliates or associates) was, is or will be entitled to vote, in each case including, without limitation, any put or call arrangement, short position, borrowed shares or swap or similar arrangement; and

(c) transaction or series of transactions, plan, agreement, arrangement, understanding or relationship with respect to the borrowing or lending of securities of the Company or any interest therein, in each case without regard to whether (i) such derivative conveys any voting rights in any securities of the Company to such person (or any of such person's affiliates or associates), (ii) the derivative is required to be, or is capable of being, settled through delivery of any securities of the Company or (iii) such person (or any of such person's affiliates or associates) may have entered into other transactions that hedge the economic effect of such derivative.

For purposes of this Section 2.9, (a) an "affiliate" of, or person "affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, or acts in concert with, the person specified, and (b) an "associate," when used to indicate a relationship with any person, means (i) a corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity, and (iii) any relative or spouse of such person.

Notwithstanding the foregoing provisions of this Section 2.9, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9; provided, however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.9, and compliance with Section 2.9 and, with respect to special meetings, Section 2.2, shall be the exclusive means for a shareholder to make nominations or submit other business. Nothing in this Section 2.9 shall be deemed to affect any rights of: (a) the shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act; or (b) the holders of any series of Preferred Stock to elect directors under specified circumstances.

Section 2.10. Action by Written Consent. Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of all of the outstanding shares of stock entitled to vote on the matter.

Section 2.11. Presiding Officer. The Chairman of the Board shall act as chairman of all meetings of the shareholders. In the absence of the Chairman of the Board, the President, or in his absence, any Vice President designated by the Board of Directors shall act as the chairman of the meeting.

Section 2.12. Procedure. At each meeting of shareholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chairman of the meeting may establish rules, which need not be in writing, to maintain order and safety and for the conduct of the meeting. Without limiting the foregoing, the chairman of the meeting may: (a) determine and declare to the meeting that any business is not properly before the meeting and therefore shall not be considered; (b) restrict attendance at any time to bona fide shareholders of record and their proxies and other persons in attendance at the invitation of the chairman of the meeting; (c) restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting; (d) adjourn the meeting without a vote of the shareholders, whether or not there is a quorum present; and (e) make rules governing speeches and debate, including time limits and access to microphones.

The chairman of the meeting acts in his absolute discretion and his rulings are not subject to appeal.

Article III
Board of Directors

Section 3.1. Authority. The Board of Directors shall have the ultimate authority over the conduct and management of the business affairs of the Company.

Section 3.2. Number. The number of directors of the Company shall be not less than nine (9) nor more than fifteen (15), as determined from time to time by the vote of a majority of the Board of Directors. Unless otherwise provided by the Act, the number of directors may be increased or decreased, beyond the limits set forth above, only by an amendment to these Bylaws. ~~To the extent permitted by the Act, any newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the then existing classes of directors so as to maintain such classes as nearly equal in number as possible.~~ No change in the number of directors shall shorten the term of any director then in office.

Section 3.3. Term. Each director shall hold office from the date of his or her election and qualification until his or her successor shall have been duly elected and qualified or until his or her earlier removal, resignation, death or incapacity.

Section 3.4. Eligibility for Elections and Retirement. No person who will be 72 years of age or more on or before an annual meeting shall be nominated to the Board of Directors, and any director who reaches the age of 72 shall be automatically retired from the Board of Directors immediately prior to the first annual meeting of shareholders that follows attainment of age 72.

Section 3.5. Regular Meetings of the Board. Regular meetings of the Board of Directors may be held at times and places agreed on by a majority of the directors at any meeting of the Board of Directors, and such regular meetings may be held at such times and places without any further notice of the date, time, place or purposes of such regular meetings.

Section 3.6. Special Meetings of the Board. Special meetings of the Board of Directors may be called: (a) by, or at the request of, the Chairman of the Board; or (b) by the Secretary of the Company at the written request of a majority of the directors then in office. Special meetings of the

Board of Directors may be called on not less than 12 hours' notice to each director, given orally or in writing, either personally, by telephone (including by message or by recording device), by facsimile transmission, by telegram or by telex, or on not less than three (3) calendar days' notice to each director given by mail. Notice of the special meeting of the Board of Directors shall specify the date, time and place of the meeting. Actions taken at any such meeting shall not be invalidated because of lack of notice if notice is waived as provided in Section 3.7.

Section 3.7. Waiver of Notice. A director may waive any required notice before or after the date and time stated in the notice by written waiver signed by the director entitled to the notice and filed with the minutes or corporate records. In addition, a director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 3.8. Participation by Telecommunication. Any director may participate in any meeting of the Board of Directors through the use of any means of communication by which all directors participating in the meeting may simultaneously hear ~~each other~~ one another during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

Section 3.9. Quorum of Directors. A majority of the directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 3.10. Action. If a quorum is present when the vote is taken, the Board of Directors shall take actions pursuant to resolutions adopted by the affirmative vote of: (a) a majority of the directors present at the meeting of the Board of Directors; or (b) such greater number of the directors as may be required by the ~~Restated~~Articles of Incorporation, as amended, these Bylaws or the Act.

Section 3.11. Action by Unanimous Written Consent. Any action required or permitted to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the Board of Directors. The action shall be evidenced by one (1) or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken.

Section 3.12. Selection of the Chairman of the Board and Officers. The Chairman of the Board shall be selected by and from the members of the Board of Directors. He or she shall conduct all meetings of the Board of Directors and shall perform all duties incident thereto.

The Board of Directors shall also select a President, a Vice President, a Secretary and a Treasurer and such additional Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers and agents as the Board of Directors from time to time may deem advisable. If the Board of Directors wishes, it may also elect as an officer of the ~~Corporation~~Company the Chairman of the Board.

Section 3.13. Powers and Duties of Officers and Agents. The powers and duties of the officers and agents shall be determined by the Board of Directors and these Bylaws.

Section 3.14. Delegation of Powers. For any reason deemed sufficient by the Board of Directors, whether occasioned by absence or otherwise, the Board may delegate all or any of the powers and duties of any officer to any other officer or director, but no officer or director shall execute, verify or acknowledge any instrument in more than one capacity unless specifically authorized by the Board of Directors.

Section 3.15. Appointment of Executive Committee. At the same meeting at which the Board of Directors selects the Chairman of the Board, the Board of Directors shall appoint an Executive Committee consisting of two (2) or more members, who shall serve at the pleasure of the Board of Directors. Such appointments shall be made by a majority of all the directors in office when the action is taken. Unless otherwise provided by the Act or further limited by a resolution of the Board of Directors, the Executive Committee may exercise all of the powers of the Board of Directors.

Section 3.16. Power to Appoint Additional Committees of the Board. The Board of Directors shall have the power to designate, by resolution, one (1) or more additional committees and appoint members of the Board of Directors to serve on them. To the extent provided in such resolution, such committees may manage the business and affairs of the Company, unless otherwise provided by the Act. Each committee shall have two (2) or more members, who shall serve at the pleasure of the Board of Directors. A majority of the members of any committee of the Board of Directors will constitute a quorum for any committee action.

Section 3.17. Compensation. The Board of Directors may, by resolution, authorize the payment to directors of compensation for the performance of their duties. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. The Board of Directors may also, by resolution, authorize the reimbursement of expenses incurred by directors in the performance of their duties.

Section 3.18. Conflicting Interest Transaction. Any conflicting interest transaction shall be governed by Sections 30-1-860 through 30-1-863 of the Act.

Article IV
Officers

Section 4.1. General. The officers of the ~~Corporation~~Company shall consist of a President, a Vice President, a Secretary, a Treasurer and such additional Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers and agents as the Board of Directors from time to time may deem advisable. If the Board of Directors wishes, it may also elect as an officer of the ~~Corporation~~Company the Chairman of the Board. Each such officer shall hold office for such term, if any, as may be established by the Board of Directors or set forth in an employment agreement, if any, or until his or her successor shall have been duly elected and qualified or until his or her earlier resignation, retirement, removal from office, incapacity or death. The Board of Directors may remove any officer or agent at any time, with or without cause, unless otherwise provided by the Act or the Articles of Incorporation, as amended. One person may hold two or more offices, except the offices of President and Secretary.

Section 4.2. President. The President shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation.

Section 4.3. Vice Presidents. Each Vice President shall serve under the direction of the President and shall perform such other duties as the Board of Directors shall from time to time direct.

Section 4.4. Secretary. The Secretary of the Company shall serve under the direction of the President and shall perform such other duties as the Board of Directors shall from time to time direct, unless otherwise provided by these Bylaws or determined by the Board of Directors. The Secretary shall be responsible for preparing minutes of the directors' and shareholders' meetings and for authenticating records of the Company. The Secretary shall safely keep in his custody the seal of the Company and shall have authority to affix the same to all instruments where its use is required. The Secretary shall give all notices required by the Act, these Bylaws or any resolution of the Board of Directors.

Section 4.5. Treasurer. The Treasurer shall serve under the direction of the President and shall perform such other duties as the Board of Directors shall from time to time direct. The Treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the Company full and accurate accounts of all receipts and disbursements. The Treasurer shall deposit all monies, securities and other valuable effects in the name of the Company in such depositories as may be designated for that purpose by the Board of Directors and shall disburse the funds of the Company as may be ordered by the Board of Directors. The Treasurer shall upon request report to the Board of Directors on the financial condition of the Company.

Section 4.6. Assistant Secretary and Assistant Treasurer. The Assistant Secretary, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. The Assistant Treasurer, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

Article V
Stock and Transfers

Section 5.1. Certificates for Shares. Subject to the provisions of Section 5.2, every shareholder shall be entitled to a certificate of the shares to which the shareholder has subscribed, and each certificate shall be signed, either manually or by facsimile, by any two (2) of the following: the Chairman of the Board (if he or she is an officer), the President, the Treasurer and the Secretary. Such certificate may bear the seal of the ~~Corporation~~Company or a facsimile thereof~~,~~. Each certificate shall state the name of the ~~Corporation~~Company, the number and class of shares and designation of the series, if any, that the certificate represents. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the ~~Corporation~~Company with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.

Section 5.2. Shares Without Certificates. The Company shall have the power to authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the Company. Within a reasonable time after the issue or transfer of shares without certificates, the Company shall send the shareholder a written statement of the information required on certificates by the Act.

Section 5.3. Transferable Only on Books of the Company. Shares of the capital stock of the Company shall be transferred on the books of the Company only by the holder of the shares in person or by an attorney lawfully appointed in writing and upon surrender of the certificates, if any, for the shares. A record shall be made of every such transfer and issue. Whenever any transfer is made for collateral security and not absolutely, the fact shall be so expressed in the entry of such transfer.

Section 5.4. Stock Ledger. The Company shall maintain a stock ledger that contains the name and address of each shareholder and the number of shares of each class of the capital stock that the shareholder holds. The stock ledger may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection.

Section 5.5. Registered Shareholders. The Company shall have the right to treat the registered holder of any share of its capital stock as the absolute owner of such share and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Company shall have express or other notice thereof, unless otherwise required by any applicable law.

Article VI
Indemnification

Section 6.1. Defined Terms. Capitalized terms used in this Article VI that are defined in Section 30-1-850 of the Act shall have the meanings given to such terms under Section 30-1-850 of the Act.

Section 6.2. Insurance. The Company shall have the power to purchase and maintain insurance, in such amounts as the Board of Directors may deem appropriate, on behalf of any person who is a Director, Officer, employee or agent against Liability and Expenses in connection with any Proceeding, to the extent permitted under any applicable law.

Section 6.3. Agreements. The Company may enter into an indemnification agreement with any Director, Officer, employee or agent, to the extent permitted under any applicable law.

Section 6.4. Amendments. Any amendment or repeal of this Article VI shall not be retroactive in effect.

Section 6.5. Severability. In case any provision in this Article VI shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances.

Article VII
Amendment of Bylaws

Section 7.1. Amendment by the Board of Directors. These Bylaws may be amended, altered, changed, added to, repealed or substituted by the affirmative vote of a majority of the Board of Directors, unless the ~~Restated~~Articles of Incorporation, as amended, these Bylaws or the Act provide otherwise.

Section 7.2. Amendment by the Shareholders. Subject to the provisions of Section 7.3, these Bylaws may be amended, altered, changed, added to, repealed or substituted by the affirmative vote of a majority of all shares entitled to vote thereon, if notice of the proposed amendment, alteration, change, addition, repeal or substitution is contained in the notice of the meeting.

Section 7.3. Amendment of Certain Provisions. Notwithstanding any other provision of these Bylaws, (i) any amendment, alteration, change, addition, repeal or substitution of this Section 7.3, Section 2.9 or Article III of these Bylaws by the shareholders shall require the affirmative vote of two-thirds of all shares entitled to vote thereon; and (ii) no change of the date for the annual meeting of the shareholders shall be made by the shareholders within the 30-day period preceding the date designated for the annual meeting pursuant to Section 2.1, unless consented to in writing, as provided in Section 2.10, or approved at any meeting of the shareholders by a majority of all shares entitled to vote thereon.